As filed with the Securities and Exchange Commission on June 30, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNILIFE CORPORATION

(Exact name of registrant as specified in charter)

Delaware	27-1049354
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

250 Cross Farm Lane

York, PA 17406

(717) 384 3400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan Shortall

Chief Executive Officer

Unilife Corporation

250 Cross Farm Lane

York, PA 17406

(717) 384 3400

(Name, address, including zip code, and telephone number including area code, of agent for service)

Copy to:

Steven J. Abrams, Esq.

Pepper Hamilton LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103-2799

Tel: (215) 981-4241

Fax: (866) 422-3671

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering by Unilife Corporation
Common Stock, par value $.01 per share
Preferred Stock, par value $.01 per share
Debt Securities
Warrants
Units
Total for Primary Offering			$200,000,000	$25,760(3)
Secondary Offering by Selling Stockholders
Common Stock, par value $.01 per share	600,000	$3.10(4)	$1,860,000(4)	$240(4)
Total for Primary and Secondary Offering			$201,860,000	$26,000(5)

(1)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, and such indeterminate number of units as shall have an aggregate initial offering price not to exceed $200,000,000, less the aggregate dollar amount of all securities previously issued hereunder. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate offering price not to exceed $200,000,000, less the aggregate dollar amount of all securities previously issued hereunder. In addition, up to 600,000 shares of common stock may be sold from time to time pursuant to this registration statement by the selling stockholders named herein. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transaction.
(2)	The proposed maximum offering price per unit of each class of security registered hereunder will be determined from time to time in connection with, and at the time of, the issuance of the securities and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3, as amended.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities listed.
(4)	With respect to shares of common stock to be offered by the selling stockholders in the secondary offering, the price has been estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices reported for the shares of common stock as reported on the Nasdaq Global Market on June 23, 2014.
(5)	$11,478 of the $26,000 of the Securities and Exchange Commission, or the SEC, registration fee was previously paid by the registrant upon the initial filing of the registration statement on Form S-3 (registration no. 333-173195) on March 31, 2011. Pursuant to Rule 415(a)(6) of the Securities Act, the filing fees previously paid in connection with the securities being registered hereunder will continue to be applied to the same and the registrant shall pay the difference of $14,522 in additional filing fees that are required to be paid for the current registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 30, 2014

PROSPECTUS

UNILIFE CORPORATION

$200,000,000

Common Stock, Preferred Stock,

Debt Securities, Warrants and Units

and

600,000 Shares of Common Stock

This prospectus covers our offer and sale from time to time of any combination of common stock, preferred stock, debt securities, warrants or units described in this prospectus in one or more offerings. This prospectus provides a general description of the securities we may offer and sell. Each time we offer and sell securities we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. The aggregate offering price of all securities sold by us under this prospectus may not exceed $200,000,000.

This prospectus also covers the resale by selling stockholders identified in the “Selling Stockholders” section of this prospectus of up to an aggregate of 600,000 shares of our common stock issued or issuable upon the exercise of warrants previously issued. We will not receive proceeds from the sale of shares of our common stock by the selling stockholders. We may receive proceeds from the exercise of the warrants whose underlying shares of common stock are covered by this prospectus.

The securities may be offered and sold by us or selling stockholders from time to time at fixed prices, at market prices or at negotiated prices, and may be offered and sold to or through one or more underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis. See “Plan of Distribution.”

Our common stock is currently listed on the Nasdaq Global Market under the symbol “UNIS”. On June 23, 2014, the last reported sale price of our common stock on the Nasdaq Global Market was $3.10 per share.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information.

Investing in these securities involves risks, including those set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                     , 2014.

Neither we nor any selling stockholder has authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. “Unilife,” “Company,” “we,” “us” and “our” refer to Unilife Corporation and its consolidated subsidiaries

EX-4.4

EX-5.1

EX-12.1

EX-15.1

EX-23.1

EX-25.1

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC. This prospectus covers the primary offering by us of up to an aggregate of $200,000,000 of securities and the secondary offering by the selling stockholders identified herein of up to an aggregate of 600,000 shares of our common stock issued or issuable upon the exercise of warrants previously issued. We may offer and sell any combination of the securities described in this prospectus and the selling stockholders may offer and sell shares of common stock in one or more offerings. This prospectus provides you with a general description of the securities we may offer and sell. Each time we offer and sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-SEC-0330. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC at its principal office at 100 F Street NE, Room 1580, Washington, D.C. 20549-1004. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are accessible through the Internet at that website. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at www.unilife.com. The content contained in, or that can be accessed through, our website is not a part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 that we filed with the SEC on September 13, 2013; and

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013 that we filed with the SEC on November 12, 2013; and

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2013 that we filed with the SEC on February 10, 2014; and

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014 that we filed with the SEC on May 12, 2014; and

•	Our Current Reports on Form 8-K filed with the SEC on July 31, 2013, August 26, 2013, August 30, 2013, September 9, 2013, September 10, 2013, September 11, 2013, October 31, 2013, November 6, 2013, November 12, 2013, November 27, 2013, November 27, 2013, December 19, 2013, January 6, 2014, January 24, 2014, January 31, 2014, February 5, 2014, February 11, 2014, March 14, 2014, March 18, 2014, April 30, 2014, May 14, 2014 and May 14, 2014; and

•	Description of our common stock contained in Item 11 of Amendment No. 4 to our registration statement on Form 10 filed on February 11, 2010 (registration no. 001-34540) with the SEC, including any amendment or report filed for the purpose of updating such description;

•	All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement; and

•	All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we stop offering the securities under this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Mr. John Ryan, Senior Vice President, General Counsel & Secretary at 250 Cross Farm Lane, York, Pennsylvania 17406, telephone (717) 384-3400.

The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the filing is made.

Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we file with the SEC, unless otherwise specified in such report, is not incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements.

These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. Before making an investment decision, you should carefully consider these risks as well as any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. You should read this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus forms a part in their entireties.

RISK FACTORS

Our business is influenced by many factors that are difficult to predict, and that involve uncertainties that may materially affect actual operating results, cash flows and financial condition. Before making an investment decision, you should carefully consider these risks, including those set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus, and you should also carefully consider any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement.

UNILIFE CORPORATION

Overview

We are a U.S. based developer; manufacturer and supplier of injectable drug delivery systems. Our customers are pharmaceutical and biotechnology companies who seek to leverage our innovative, differentiated and customizable devices to enable or enhance the clinical development, regulatory approval and commercial lifecycles of their injectable biologics, drugs and vaccines. We manufacture and supply our proprietary devices to pharmaceutical companies in a format where they can be filled and packaged with an injectable therapy prior to shipment to the end-user for safe, simple and convenient administration.

Proprietary Technology Platforms and Products

We have an extensive, market-driven portfolio of injectable drug delivery systems for use with injectable therapies. Each of our proprietary product platforms has been developed in direct response to unmet market needs and emerging market trends for the safe, intuitive delivery and convenient disposal of injectable drugs and vaccines by healthcare workers and self-injecting patients. Our technology platforms cover the following device categories:

•	Prefilled Syringes

•	Drug Reconstitution Delivery Systems

•	Auto-Injectors

•	Wearable Injectors

•	Ocular Delivery Systems

•	Novel Delivery Systems

You can get more information regarding our business and industry by reading our most recent Annual Report on Form 10-K and the other reports we file with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Corporate Information

Our principal executive offices are located at 250 Cross Farm Lane, York, Pennsylvania 17406, and our telephone number is (717) 384-3400. Our website address is www.unilife.com. The information on, or that can be accessed through, our website is not part of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we anticipate that the net proceeds from our sale of any securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities. In the case of sales by the selling stockholders, we will not receive any of the proceeds from such sales; however, we may receive proceeds from cash payments made in connection with the exercise of warrants held by the selling stockholders that are covered by this prospectus.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED

STOCK DIVIDENDS

Earnings were insufficient to cover fixed charges by $36,869,000 for the nine months ended March 31, 2014 and $60,709,000, $50,110,000, $39,956,000, $29,439,000 and $40,000 during the fiscal years ended June 30, 2013, 2012, 2011, 2010 and 2009, respectively. “Earnings” consists of net loss from continuing operations before income tax expense and fixed charges. “Fixed charges” consist of interest expense, capitalized interest and the portion of rents that we believe to be representative of the interest factor. The foregoing sets forth our consolidation ratio of earnings to combined fixed charges and preferred stock dividends for the periods presented. Currently, we have no shares of preferred stock outstanding and have not paid any dividends on preferred stock in the periods presented.

DESCRIPTION OF SECURITIES

We may offer shares of our common stock and preferred stock, various series of debt securities, warrants or units to purchase any of such securities, with a total value of up to $200,000,000, from time to time in one or more offerings under this prospectus at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities that we may offer. In connection with each offering, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered, including, to the extent applicable:

•	designation or classification;

•	aggregate offering price;

•	rates and times of payment of dividends;

•	redemption, conversion or exchange terms;

•	conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	restrictive covenants;

•	voting or other rights; and

•	important federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not included in the Registration Statement at the time of its effectiveness or offer a security of a type that is not described in this prospectus.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of June 23, 2014, 103,588,608 shares of our common stock, and no shares of our preferred stock, were outstanding.

Common Stock

Holders of our common stock are entitled to receive dividends when and as declared by our board of directors out of funds legally available. Holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders, including the election of directors. Holders of our common stock do not have any conversion, redemption or preemptive rights. In the event of our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors and the aggregate liquidation preference of any preferred stock then outstanding. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. All outstanding shares of our common stock are, and any shares of common stock that we may issue in the future will be, fully paid and non-assessable.

Preferred Stock

We may issue any class of preferred stock in any series. Our board of directors has the authority to establish and designate series, and to fix the number of shares included in each such series and the variations in the relative rights, preferences and limitations as between series, provided that, if the stated dividends and amounts payable on liquidation are not paid in full, the shares of all series of the same class shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. Shares of each series when issued shall be designated to distinguish the shares of each series from shares of all other series.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

We may offer under this prospectus up to $200,000,000 aggregate principal amount of secured or unsecured debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for an initial public offering price of up to $200,000,000. The debt securities may be either senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered hereby will be issued under an indenture between us and a trustee. A form of indenture, which will be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended, is filed as an exhibit to the registration statement.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate or by an indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We can issue debt securities that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of, and premium and interest on, the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•	the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

•	if payments of principal of, and premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, and premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable and/or convertible into shares of our common stock or any class or series of preferred stock. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock, preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Payment of Interest and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security), as described in the applicable prospectus supplement.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal of, and premium and interest on, certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more book-entry debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue book-entry debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any book-entry debt security.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock, preferred stock or other securities or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants that we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms, procedures and limitations relating to the transferability, exchange, exercise, amendment or termination of the warrants; and

•	any adjustments to the terms of the warrants resulting from the occurrence of certain events or from the entry into or consummation by us of certain transactions.

DESCRIPTION OF UNITS

As specified in any applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

SELLING STOCKHOLDERS

Selling Stockholders for the Secondary Offering of up to 600,000 Shares of Common Stock

An aggregate of 600,000 shares of common stock issued or issuable upon the exercise of previously issued warrants may be offered for sale and sold from time to time pursuant to this prospectus by the selling stockholders. The term “selling stockholders” includes the stockholders listed below and their transferees, pledgees, donees, assignees or other successors. We are paying all of the expenses in connection with such registration and the sale of the shares, other than selling commissions and the fees and expenses of counsel and other advisors to the selling stockholders. Information concerning the selling stockholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC. Except as otherwise disclosed herein, to our knowledge, none of the selling stockholders is a broker-dealer and/or affiliated with a broker-dealer. The selling stockholders in the following table acquired or will acquire their shares upon exercise of warrants issued to them in December 2010 and August 2012 for services they provided to us in connection with the development of our new manufacturing facility. These warrants are exercisable at $5.30 per share.

Unless otherwise indicated, the selling stockholders have sole voting and investment power with respect to their shares of common stock. All of the information contained in the table below is based solely upon information provided to us by the selling stockholders or otherwise known by us. In addition to the shares offered hereby, which represent such shares of our common stock issued or issuable upon exercise of previously issued warrants by the respective selling stockholders, the selling stockholders may otherwise beneficially own our shares of common stock as a result of, among others, open market purchases, which information is not obtainable by us without undue effort and expense. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which the information regarding the shares beneficially owned was last known by us, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act.

The number of shares outstanding and the percentages of beneficial ownership are based on 103,588,608 shares of our common stock outstanding as of June 23, 2014.

For the purposes of the following table, the number of shares of our common stock beneficially owned has been determined in accordance with Rule 13d-3 under the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which a selling stockholder has sole or shared voting power or investment power and also any shares which that selling stockholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option.

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to the	Number of Shares	Number of Shares Beneficially Owned After the	% of Common Stock Beneficially Owned After the
	Offering	Offered	Offering	Offering
Consultants who received warrants as consideration for their consulting services provided to the Company:
Keystone Redevelopment Group	27,500	27,500	0	0
RCMN, LLC	93,750	93,750	0	0
Loughery Family Investments, LLC	66,250	66,250	0	0
Artillio Family Investments, LLC	93,750	93,750	0	0
Gregory Ventresca	93,750	93,750	0	0
John LaProcido	225,000	225,000	0	0

PLAN OF DISTRIBUTION

We and/or the selling stockholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

Each time we offer and sell securities under this prospectus, we will file a prospectus supplement. The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by Unilife, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we and/or the selling stockholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We and/or the selling stockholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling stockholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from Unilife at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

In offering the shares covered by this prospectus, the selling stockholders, and any broker-dealers and any other participating broker-dealers who execute sales for the selling stockholders, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Any profits realized by the selling stockholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions.

Underwriters and agents may be entitled under agreements entered into with Unilife and/or the selling stockholders, if applicable, to indemnification by Unilife and/or the selling stockholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for Unilife and its affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the Nasdaq Global Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

EXPERTS

The consolidated financial statements of Unilife Corporation as of June 30, 2013 and for the years ended June 30, 2013 and June 30, 2012 contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the June 30, 2013 consolidated financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations and accumulated deficit raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

LEGAL MATTERS

Pepper Hamilton LLP will provide us with an opinion as to certain legal matters in connection with the securities being offered hereby.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the expenses (other than underwriting discounts and commissions) to be incurred by us in connection with the registration, issuance and distribution of the securities described in this registration statement being registered hereby.

Securities and Exchange Commission registration fee	$26,000	*
Printing expenses	$25,000	**
Legal fees and expenses	$25,000	**
Accounting fees and expenses	$25,000	**
Transfer agent and trustee fees and expenses	$5,000	**
Rating agency fees	$5,000	**
Miscellaneous	10,000	**

Total	$121,000	**

*	$11,478 of the $26,000 of the Securities and Exchange Commission registration fee was previously paid by the registrant upon the initial filing of the registration statement on Form S-3 (registration no. 333-173195) on March 31, 2011. Pursuant to Rule 415(a)(6) of the Securities Act of 1933, as amended, the filing fees previously paid in connection with the securities being registered hereunder will continue to be applied to the same and the registrant shall pay the difference of $14,522 in additional filing fees that are required to be paid for the current registration statement.
**	Amounts are estimated pursuant to Item 511 of Regulation S-K.

Item 15.	Indemnification of Directors and Officers

Our Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Our Bylaws provide that, to the fullest extent permitted by Delaware law, we will indemnify, and advance expenses to, a director or officer in an action brought by reason of the fact that the director or officer is or was our director or officer, or is or was serving at our request as a director or officer of any other entity, against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith. We may maintain insurance to protect a director or officer against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under Delaware law.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws.

Item 16.	Exhibits

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post -effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in York, Pennsylvania on June 30, 2014.

Unilife Corporation

By:	/s/ Alan Shortall
Name:	Alan Shortall
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Unilife Corporation, a Delaware corporation (the “Corporation”), hereby constitute and appoint Alan Shortall and Deborah Karlak and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as an officer/director of the Corporation, any and all amendments (including post-effective amendments) to this registration statement on Form S-3 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 30, 2014.

Name	Title

/s/ Alan Shortall Alan Shortall	Director, Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Dennis P. Pyers Dennis P. Pyers	Vice President, Controller, Chief Accounting Officer and Interim Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ John Lund John Lund	Director

/s/ William Galle William Galle	Director

/s/ Jeff Carter Jeff Carter	Director

/s/ Slavko James Joseph Bosnjak Slavko James Joseph Bosnjak	Director

/s/ Mary Katherine Wold Mary Katherine Wold	Director

EXHIBIT INDEX

Incorporated by Reference Herein
Exhibit No.	Description of Exhibit	Included Herewith	Form	Exhibit	Filing Date
1.1*	Form of Underwriting Agreement

3.1	Certificate of Incorporation of Unilife Corporation		10	3.1	November 12, 2009

3.2	Amended and Restated Bylaws of Unilife Corporation		8-K	3.1	August 17, 2010

4.1	Form of Common Stock Certificate		10	4.1	November 12, 2009

4.2*	Form of Preferred Stock Certificate

4.3*	Form of any Certificate of Designation setting forth the preferences and rights with respect to any preferred stock issued hereunder

4.4	Form of Indenture	X

4.5*	Form of Debt Securities

4.6*	Form of Warrant

4.7*	Form of Warrant Agreement for Common Stock, including Warrant Certificate for Common Stock

4.8*	Form of Warrant Agreement for Preferred Stock, including Warrant Certificate for Preferred Stock

4.9*	Form of Warrant Agreement for Debt Securities, including Warrant Certificate for Debt Securities

4.10*	Form of Unit Agreement

5.1	Opinion of Pepper Hamilton LLP	X

12.1	Statement regarding computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	X

15.1	Awareness Letter of Independent Registered Public Accounting Firm	X

23.1	Consent of KPMG LLP	X

23.2	Consent of Pepper Hamilton LLP (included in the opinion filed as Exhibit 5.1)	X

24.1	Power of attorney (included on the signature page of this registration statement)

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Deutsche Bank AG.	X

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.